EXHIBIT 10.22

March 25, 2011

New Ulm Telecom, Inc.
Hutchinson Telephone Company
400 Second Street North
P.O. Box 697
New Ulm, Minnesota 56073-0697

James T. Sanft
Lindquist & Vennum, P.L.L.P
4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota 55402

Re:	Amendments

Ladies and Gentlemen:

          Reference is made to the Master Loan Agreement, dated as of January 4, 2008, by and between New Ulm Telecom, Inc. (“New Ulm”) and CoBank, ACB, (“CoBank”) (as amended by that certain letter agreement, dated March 27, 2009, and by that certain letter agreement, dated September 14, 2009, and as the same may be further amended, modified, supplemented, extended or restated from time to time, the “New Ulm MLA”), as supplemented by that certain First Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between New Ulm and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “New Ulm First Supplement”) and by that certain Second Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between New Ulm and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “New Ulm Second Supplement”; the New Ulm MLA as supplemented by the New Ulm First Supplement and the New Ulm Second Supplement, collectively, the “New Ulm Loan Agreement”).

          Reference is further made to the Master Loan Agreement, dated as of January 4, 2008, by and between Hutchinson Telephone Company, successor by merger to Hutchinson Acquisition Corp. (“Hutchinson”) and CoBank (as amended by the certain letter agreement, dated June 9, 2009, and by that certain letter agreement, dated September 14, 2009, and as the same may be further amended, modified, supplemented, extended or restated from time to time, the “Hutchinson MLA”), as supplemented by that certain First Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between Hutchinson and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Hutchinson First Supplement”), and by that certain Second Supplement to the Master Loan Agreement, dated as of January 4, 2008, by and between Hutchinson and CoBank (as the same may be amended, modified, supplemented, extended or restated from time to time, the “Hutchinson Second Supplement”; the Hutchinson MLA as supplemented by the Hutchinson First Supplement and the Hutchinson Second Supplement, collectively, the “Hutchinson Loan Agreement”; and together with the New Ulm Loan Agreement, the “Loan Agreements”).

          Capitalized terms used and not otherwise defined in this letter agreement shall have the meanings assigned to them in the Loan Agreements.

Amendments

          Upon the effectiveness of this letter agreement, the definition of “EBITDA” in Subsection 8(I)(1) of each of the New Ulm MLA and the Hutchinson MLA is hereby amended by amending and restating such definition to read in its entirety as follows:

“EBITDA” means the sum of (i) consolidated net income, or deficit, as the case may be (after taxes and after eliminating any gain or loss on sale of assets or other extraordinary gain or loss), plus (ii) the following items, to the extent deducted in determining consolidated net income: (a) total interest expense (including non-cash interest), (b) provision of income taxes or benefits, as the case may be, (c) depreciation and amortization expenses, (d) unrealized losses on financial derivatives recognized in accordance with SFAS No. 133, (e) extraordinary executive compensation, minus (iii) the following items, to the extent included in determining consolidated net income: (x) unrealized gains on financial derivatives recognized in accordance with SFAS No. 133, (y) interest income, dividends and patronage income, and (z) income from unconsolidated subsidiaries, partnerships and joint ventures. EBITDA shall be measured for the then most recently completed four fiscal quarters, adjusted to give effect to any acquisition, sale or other disposition, directly or through a subsidiary, of any operation or business (or any portion thereof) during the period of calculation as if such acquisition, sale or other disposition occurred on the first day of such period of calculation.

          Upon the effectiveness of this letter agreement, Subsection 8(I)(2) of the New Ulm MLA is hereby amended by amending and restating such Subsection to read in its entirety as follows:

          Debt Service Coverage Ratio. The Borrower shall maintain at all times, measured and reported on a consolidated basis as of the last day of each fiscal quarter, a Debt Service Coverage Ratio (as hereinafter defined in this Subsection 8(I)(2)) equal to or greater than the ratio set forth opposite the period identified below:

Periods	Debt Service Coverage Ratio

March 31, 2008 through December 31, 2009	2.25:1.00
January 1, 2010, and thereafter	1.50:1.00

“Debt Service Coverage Ratio” means the ratio derived by dividing (i) the total of: (a) EBITDA plus (b) interest income, dividends and patronage income minus (c) provision of income taxes or benefits, as the case may be, and dividends and distributions by (ii) the sum of: (y) all scheduled principal payments (as opposed to mandatory repayments pursuant to Section 4 of this Agreement or any voluntary prepayments) on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines) plus (z) total interest expense (including non-cash interest), each for the then most recently completed four fiscal quarters.

Upon the effectiveness of this letter agreement, Subsection 8(I)(2) of the Hutchinson MLA is hereby amended by amending and restating such Subsection to read in its entirety as follows:

          Debt Service Coverage Ratio. The Borrower shall maintain at all times, measured and reported on a consolidated basis as of the last day of each fiscal quarter, a Debt Service Coverage Ratio (as hereinafter defined in this Subsection 8(I)(2)) equal to or greater than the ratio set forth opposite the period identified below:

Periods	Debt Service Coverage Ratio

March 31, 2008 through December 31, 2009	2.50:1.00
January 1, 2010, and thereafter	1.25:1.00

“Debt Service Coverage Ratio” means the ratio derived by dividing (i) the total of: (a) EBITDA plus (b) interest income, dividends and patronage income minus (c) provision of income taxes or benefits, as the case may be, by (ii) the sum of: (y) all scheduled principal payments (as opposed to mandatory repayments pursuant to Section 4 of this Agreement or any voluntary prepayments) on Indebtedness (or scheduled reductions in commitments on lines of credit to the extent such reductions caused the repayment of principal amounts then outstanding under such lines) plus (z) total interest expense (including non-cash interest), each for the then most recently completed four fiscal quarters.

General

          Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreements and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. The amendments provided herein are to be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by each of the Loan Parties, and such amendments are conditioned upon the correctness of all representations and warranties made by the Loan Parties in this letter agreement and as provided to CoBank in connection with the request for such amendments. The amendments contained herein shall not constitute a course of dealing between any of the Loan Parties and CoBank and, except as expressly set forth herein, shall not constitute a waiver, extension or forbearance of any Potential Default or Event of Default, now or hereafter arising, or an amendment of any provision of the Loan Agreements or the other Loan Documents. This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreements and may be executed in multiple counterparts.

Reaffirmation

          By its execution hereof, each of the Guarantors hereby consents and agrees to the terms and provisions of this letter agreement and consents and agrees that the Guaranty, Guarantor Security Agreement, and all other Loan Documents executed by such Guarantor (or its predecessor) remain in full force and effect and continue to be the legal, valid and binding obligation of it, enforceable against it, in accordance with the terms thereof.

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          Please evidence your acknowledgment of receipt of the foregoing and your agreement by executing this letter agreement in the place indicated below and returning it to CoBank.

Sincerely,
COBANK, ACB

	By:	/s/ Terry Coleman
Terry Coleman
Vice President

Acknowledged and agreed to:

NEW ULM TELECOM, INC.,
as a Borrower and a Guarantor

By:	/s/ Bill Otis
	Name:	Bill Otis
	Title:	Chief Executive Officer

HUTCHINSON TELEPHONE COMPANY,
as successor by merger to Hutchinson Acquisition
Corp., as a Borrower and a Guarantor

By:	/s/ Bill Otis
	Name:	Bill Otis
	Title:	Chief Executive Officer

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NEW ULM LONG DISTANCE, INC.;
NEW ULM CELLULAR #9, INC.;
NEW ULM PHONERY, INC.;
PEOPLES TELEPHONE COMPANY;
WESTERN TELEPHONE COMPANY;
HUTCHINSON TELECOMMUNICATIONS, INC. and
HUTCHINSON CELLULAR, INC.,
each as a Guarantor

By:	/s/ Bill Otis
	Name:	Bill Otis
	Title:	Chief Executive Officer